Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com

XILINX ANNOUNCES 2014 FISCAL Q3 RESULTS;
28NM SALES REACH $100 MILLION

SAN JOSE, CA, January 21, 2014-- Xilinx, Inc. (Nasdaq: XLNX) today announced third quarter fiscal 2014 sales of $587 million, down 2% from the prior quarter and up 15% from the same quarter of the prior fiscal year. Third quarter fiscal 2014 net income was $176 million or $0.61 per diluted share; including the reversal of a litigation reserve with a net impact of $19 million, or $0.06 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.25 per outstanding share of common stock, payable on February 27, 2014 to all stockholders of record at the close of business on February 6, 2014.
Additional third quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q3 FY 2014	Q2 FY 2014	Q3 FY 2013	Q-T-Q	Y-T-Y
Net revenues	$586.8	$598.9	$509.8	-2%	15%
Operating income	$202.7	$163.8	$120.8	24%	68%
Net income	$175.9	$141.5	$103.6	24%	70%
Diluted earnings per share	$0.61	$0.49	$0.38	24%	61%

“Sales from Xilinx’s 28nm products were $100 million in the December quarter, driven by particularly strong and broad-based Kintex™-7 sales. Sales from the Zynq™-7000 product family were also strong during the quarter, more than doubling sequentially, as key designs in wireless communication, industrial and aerospace and defense applications commenced production,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “The phenomenal success of our 28nm product families has driven Xilinx PLD share gains for the second consecutive calendar year.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q3 FY 2014	Q2 FY 2014	Q3 FY 2013	Q-T-Q	Y-T-Y
North America	29%	31%	32%	-9%	5%
Asia Pacific	40%	38%	34%	3%	36%
Europe	22%	22%	24%	-5%	4%
Japan	9%	9%	10%	6%	5%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q3 FY 2014	Q2 FY 2014	Q3 FY 2013	Q-T-Q	Y-T-Y
Communications & Data Center	44%	43%	47%	0%	9%
Industrial, Aerospace & Defense	37%	38%	36%	-5%	18%
Broadcast, Consumer & Automotive	16%	16%	15%	-3%	22%
Other	3%	3%	2%	9%	40%

Net Revenues by Product:

	Percentages			Growth Rates
	Q3 FY 2014	Q2 FY 2014	Q3 FY 2013	Q-T-Q	Y-T-Y
New	38%	36%	25%	5%	79%
Mainstream	33%	34%	41%	-5%	-10%
Base	26%	27%	30%	-7%	0%
Support	3%	3%	4%	-5%	-7%

Products are classified as follows:

New products: Virtex®‐7, Kintex‐7, Artix™-7, Zynq-7000, Virtex‐6, Spartan™‐6 products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services

Key Statistics:
(Dollars in millions)

	Q3 FY 2014	Q2 FY 2014	Q3 FY 2013
Annual Return on Equity (%)*	20	19	17
Operating Cash Flow	$216	$255	$123
Depreciation Expense	$14	$14	$14
Capital Expenditures	$11	$8	$8
Combined Inventory Days	114	102	131
Revenue Turns (%)	52	54	58

*Return on equity calculation: Annualized net income/average equities, including temporary equity

Highlights – December Quarter Fiscal 2014

•
Xilinx shipped the industry’s first 20nm product in November 2013, continuing to execute on an aggressive rollout of its All Programmable UltraScale™ portfolio. The UltraScale product portfolio delivers the industry’s only ASIC-class programmable architecture and extends Xilinx’s market leading Kintex, and Virtex FPGA and 3D IC families. When combined with Vivado™ and the recently introduced UltraFast™ design methodology, Ultrascale devices enable next generation smarter systems such as 400G OTN, WCDMA Radio, and Intelligence Surveillance and Reconnaissance and high performance computing applications for the data center.

•
Xilinx announced a record breaking 4.4M logic cell device, more than doubling its industry leading highest capacity Virtex-7 device. This is Xilinx’s second generation Stacked Silicon Interconnect technology built on TSMC’s CoWoS manufacturing technology, enabling Xilinx to deliver devices with 2-4X the capacity of competing devices and continue to stay ahead of what Moore’s Law could otherwise offer.

Business Outlook – March Quarter Fiscal 2014

•	Sales are expected to be up 2% to up 6% sequentially.

•	Gross margin is expected to be approximately 68%.

•	Operating expenses are expected to be approximately $226 million, including $2.5 million of amortization of acquisition-related intangibles.

•	Other income and expenses are expected to be a net expense of approximately $7 million.

•	Fully diluted share count is expected to be approximately 289 million.

•	March quarter tax rate is expected to be approximately 13%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the December quarter financial results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the Investor Relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 30665781. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter of fiscal 2014. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information visit www.xilinx.com.

#1403F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
Net revenues	$586,816	$598,937	$509,767	$1,764,708	$1,636,484
Cost of revenues	180,792	182,816	170,493	543,308	556,617
Gross margin	406,024	416,121	339,274	1,221,400	1,079,867
Operating expenses:
Research and development	128,092	125,002	129,055	364,635	364,389
Selling, general and administrative	91,794	96,339	86,823	280,520	274,952
Amortization of acquisition-related intangibles	2,589	2,418	2,554	7,425	7,021
Litigation and contingencies	(19,190)	28,600	—	9,410	—
Total operating expenses	203,285	252,359	218,432	661,990	646,362

Operating income	202,739	163,762	120,842	559,410	433,505
Interest and other expense, net	4,807	10,997	5,149	25,734	24,824
Income before income taxes	197,932	152,765	115,693	533,676	408,681
Provision for income taxes	22,055	11,304	12,045	59,315	51,765
Net income	$175,877	$141,461	$103,648	$474,361	$356,916
Net income per common share:
Basic	$0.66	$0.53	$0.40	$1.78	$1.36
Diluted	$0.61	$0.49	$0.38	$1.66	$1.31
Cash dividends per common share	$0.25	$0.25	$0.22	$0.75	$0.66
Shares used in per share calculations:
Basic	267,780	268,478	260,690	266,068	261,723
Diluted	288,195	290,685	271,174	285,380	271,861

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 28, 2013	March 30, 2013 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$2,457,419	$1,714,745
Accounts receivable, net	207,248	229,175
Inventories	206,728	201,250
Deferred tax assets and other current assets	76,431	152,469
Total current assets	2,947,826	2,297,639
Net property, plant and equipment	354,800	365,687
Long-term investments	1,287,392	1,651,033
Other assets	411,783	415,092
Total Assets	$5,001,801	$4,729,451

LIABILITIES , TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$309,009	$333,379
Deferred income on shipments to distributors	48,075	53,358
Deferred tax liabilities	140,601	51
Convertible debentures	934,392	—
Total current liabilities	1,432,077	386,788
Convertible debentures	—	922,666
Deferred tax liabilities	279,696	415,442
Other long-term liabilities	13,057	41,259
Temporary equity	355,243	—
Stockholders' equity	2,921,728	2,963,296
Total Liabilities, Temporary Equity and Stockholders' Equity	$5,001,801	$4,729,451

* Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Nine Months Ended
	December 28, 2013	September 28, 2013	December 29, 2012	December 28, 2013	December 29, 2012
SELECTED CASH FLOW INFORMATION:
Depreciation	$13,595	$13,976	$13,680	$41,604	$42,434
Amortization	5,058	4,885	4,423	14,828	12,878
Stock-based compensation	24,339	23,060	19,762	68,353	56,616
Net cash provided by operating activities	216,390	254,943	122,568	615,542	482,884
Purchases of property, plant and equipment	10,975	8,441	8,075	30,717	24,053
Payment of dividends to stockholders	67,096	67,198	57,326	200,301	172,647
Repurchases of common stock	97,140	69,981	19,541	167,121	197,689
Proceeds from issuance of common stock to employees and excess tax benefit	12,729	110,925	20,547	157,611	58,201

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,966	$1,858	$1,517	$5,628	$4,718
Research and development	11,912	11,343	9,654	33,474	27,681
Selling, general and administrative	10,461	9,859	8,591	29,251	24,217